UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 21, 2020
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Peloton Interactive, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39058	47-3533761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 West 25th Street, 11th Floor New York, New York		10001
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (866) 679-9129

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.000025 par value per share	PTON	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

        On April 21, 2020, the Board of Directors (the “Board”) of Peloton Interactive, Inc. (the “Company”) designated Allen J. Klingsick, age 42, the Company’s Chief Accounting Officer as its Principal Accounting Officer, effective immediately. Jill Woodworth, who had previously been designated as the Company’s Principal Accounting Officer will continue in her role as Chief Financial Officer and Principal Financial Officer of the Company.

        Mr. Klingsick joined the Company as its Chief Accounting Officer in March 2020. Previously, Mr. Klingsick served as Senior Vice President and Chief Accounting Officer of Hilton Grand Vacations Inc. (“HGV”), a vacation-property ownership company, from January 2017 to March 2020. From February 2013 to January 2017, Mr. Klingsick served in a variety of roles at Hilton Worldwide Holdings Inc., a hospitality company, and HGV, including as Vice President & HGV Controller. Mr. Klingsick is a Certified Public Accountant and holds a B.S. in Accounting and a Masters of Professional Accountancy from the University of Nebraska—Lincoln.

        There are no arrangements between Mr. Klingsick and any other persons, pursuant to which he was appointed as Principal Accounting Officer, no family relationships among any of the Company’s directors or executive officers and Mr. Klingsick and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

        In connection with his designation as Chief Accounting Officer and Principal Accounting Officer, Mr. Klingsick is eligible for the following compensation: (i) a base salary of $375,000, (ii) an annual target cash bonus equal to 50% of his annual base salary, subject to the satisfaction of performance conditions approved by the Board or Compensation Committee of the Board (the “Committee”), which will be prorated based on the number of days Mr. Klingsick was employed by the Company during the fiscal year in which his employment began, (iii) up to $75,000 reimbursement in connection with relocation expenses and (iv) a restricted stock unit award to acquire shares of the Company’s Class A Common Stock with an aggregate fair market value of $2.0 million (the “RSU Award”). The RSU Award will vest and settle over four years, with 25% vesting on May 17, 2021 and 6.25% vesting quarterly thereafter, subject to Mr. Klingsick providing continued services to the Company through each vesting date. Mr. Klingsick is also eligible to participate in the Company’s Severance and Change in Control Plan as a Tier 1 Participant. The Severance and Change in Control Plan was filed as Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-233482), as filed with the Securities and Exchange Commission (the “SEC”) on September 10, 2019, and is incorporated by reference herein.

        In addition to the compensation arrangement described above, the Company intends to enter into its standard form of indemnification agreement with Mr. Klingsick. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-233482), as filed with the SEC on August 27, 2019, and is incorporated by reference herein.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 21, 2020, the Board amended and restated the Company’s bylaws (the “Amended and Restated Bylaws”) to adopt a new Article XI, Exclusive Forum, a provision designating the federal district courts of the United States as the exclusive jurisdiction for any litigation arising under the Securities Act of 1933, as amended (the “Exclusive Forum Provision”).

The foregoing summary and description of the Exclusive Forum Provision of the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is filed as Exhibit 3.1 with this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.
  (d)

Exhibit No.	Description

3.1	Amended and Restated Bylaws.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PELOTON INTERACTIVE, INC.

Date: April 27, 2020	By:	/s/ Hisao Kushi
Hisao Kushi
Chief Legal Officer